Exhibit 99.1

RxSOFHLBANK TOPEKA ANNOUNCES 2026 SECOND QUARTER RESULTS

July 23, 2026 - Federal Home Loan Bank of Topeka (FHLBank) announced unaudited financial results for the quarter ended June 30, 2026. All measures are calculated in accordance with U.S. generally accepted accounting principles (GAAP).

FHLBank expects to file its Form 10-Q for the quarter ended June 30, 2026 with the Securities and Exchange Commission (SEC) on or about August 6, 2026.

Performance Highlights
•Total Assets: Total assets increased $5.0 billion from prior year end to $82.6 billion driven by a $3.3 billion increase in advances.
•Advances: Advances increased to $47.0 billion from prior year end driven by increased utilization among insurance company and large depository members, with the majority of the growth in line of credit advances. Advances represented 56.9 percent of total assets, compared to 56.3 percent at prior year end.
•Mortgage loans: Mortgage loans increased $0.2 billion to $9.6 billion, representing 11.6 percent of total assets, compared to 12.1 percent at prior year end.
•Investment securities: Investment securities increased $0.4 billion to $15.2 billion, driven by purchases of multifamily mortgage-backed securities. Investment securities represented 18.4 percent of total assets compared to 19.1 percent at prior year end.
•Net Income: Net income declined year over year despite the increase in assets, decreasing $17.7 million to $77.1 million for the quarter ended June 30, 2026 compared to $94.8 million for the prior year quarter.
•Net interest income/margin: Net interest income was $118.9 million for the quarter ended June 30, 2026, $20.7 million lower than the prior year quarter. The decline in net interest income was driven by fair value hedge accounting adjustments on investment securities. Net interest margin decreased fourteen basis points to 0.55 percent for the quarter, while net interest spread decreased ten basis points to 0.34 percent between quarterly periods. The margin and spread declines reflect fair value hedge accounting adjustments that reduced net interest income on hedged investment securities during the quarter.
•Performance ratios: Return on average equity decreased to 6.7 percent for the current quarter compared to 9.0 percent for the prior year quarter. The decrease reflects lower net income and higher average balance of capital stock resulting from increased advance utilization.

Housing and Community Development Programs
FHLBank's housing and community development programs are central to its mission to make a difference by providing reliable liquidity and funding to help its members build strong communities. The success of the FHLBank cooperative means more funding to support members in these community-building initiatives. FHLBank is subject to a regulatory assessment that commits 10 percent of its net income before assessments to funding affordable housing initiatives in FHLBank's district. In 2026, the $42.2 million regulatory assessment from the prior year will be contributed to FHLBank's Affordable Housing Program (AHP). FHLBank has voluntarily committed an additional $25.5 million, or five percent of its 2025 net income before assessments and voluntary contributions, to support housing and community development programs. In partnership with our members, FHLBank will support and sustain affordable housing and community lending through programs designed to address housing challenges within the unique footprint of FHLBank's district through the commitment or distribution of $67.7 million.

Financial Highlights
Attached are highlights of FHLBank’s financial position as of June 30, 2026 and December 31, 2025, and results of operations for the quarterly and year-to-date periods ended June 30, 2026 and 2025.

Exhibit 99.1

The information contained in this announcement contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include statements describing the objectives, projections, estimates or future predictions of FHLBank’s operations. These statements may be identified by the use of forward-looking terminology such as “anticipates,” “believes,” “may,” “is likely,” “could,” “estimate,” “expect,” “will,” “intend,” “probable,” “project,” “should” or their negatives or other variations on these terms. FHLBank cautions that by their nature forward-looking statements involve risks or uncertainties and that actual results may differ materially from those expressed in any forward-looking statements as a result of such risks and uncertainties, including but not limited to: changes in the general economy, political events, including legislative, regulatory, and judicial events and actions that affect FHLBank, its members, counterparties, other FHLBanks or investors in the consolidated obligations of the FHLBanks, such as any government-sponsored enterprise (GSE) reforms, any changes resulting from FHFA’s review and analysis of the FHLBank System, changes in the Federal Home Loan Bank Act of 1932, as amended (FHLBank Act), changes in applicable sections of the Federal Housing Enterprises Financial Safety and Soundness Act of 1992, or changes in other statutes or regulations applicable to the FHLBanks, natural disasters, including those related to climate change, severe weather, public health crises, acts of war or terrorism or other external events, governmental responses to an economic downturn, recession, inflation or other macro-level events or conditions, the uncertain, complex body of laws and regulations applicable to the FHLBanks, competition from alternative loan and funding providers, membership changes, including changes resulting from member creditworthiness, member failures or mergers, changes due to member eligibility or housing mission focus, or changes in the principal place of business of members, a high concentration of advances and capital with a few members, changes in credit ratings of FHLBank Topeka, the other FHLBanks and the U.S. government, joint and several liability of all or a portion of the consolidated obligations for which one or more of the other FHLBanks are the primary obligors, declines in U.S. home prices or weaknesses in activity in the U.S. housing and mortgage markets undermining the need for wholesale funding, thus impairing the volume and quality of mortgage loans originated and sold by members, defaults by, and the soundness of financial institutions, including clearinghouses, FHLBank members, non-member borrowers, counterparties and the other FHLBanks and their members, non-member borrowers and counterparties, changes in the fair value and economic value of pledged collateral securing advances or other extensions of credit to FHLBank members or non-member borrowers or collateral pledged by reverse repurchase and derivative counterparties, interruptions in FHLBank’s access to the capital markets, changes and volatility in interest rates and indices and FHLBank’s ability to manage interest rate risk, the ability to enter into effective derivative instruments on acceptable terms, FHLBank’s ability to meet obligations as they come due or meet the credit and liquidity needs of our members in a timely and cost-effective manner, FHLBank's ability to declare dividends or to pay dividends at rates consistent with past practices, the lack of a public market and restrictions on transferring our capital stock and associated illiquidity, volatile market conditions impairing the ability of FHLBank’s financial models to produce reliable results, reliance on counterparties and third-parties to provide accurate and complete information, potential costs and effects of litigation, regulatory actions, investigations or similar matters, or adverse facts and developments related thereto, the ability of FHLBank to keep pace with technological changes and innovation such as artificial intelligence (AI), and the ability to develop and support technology and information systems, cybersecurity threats, cybersecurity risk management and FHLBank’s ability to respond to cybersecurity incidents, judgments, assumptions and estimates in the preparation of our financial statements, effectiveness of FHLBank’s risk management framework in mitigating risks of losses, effectiveness of FHLBank’s internal control over financial reporting to report accurate and timely financial results, employee error and member, employee and third-party misconduct, fraudulent activity, third-party service providers fail to provide services, terminate their services or fail to comply with banking regulations, the ability of FHLBank to attract, onboard and retain skilled individuals, including qualified executive officers, and reliance on FHLBank Chicago as Mortgage Partnership Finance® (MPF®) Program Provider. “Mortgage Partnership Finance,” “MPF,” “MPF Xtra,” and “MPF Direct” are registered trademarks of FHLBank Chicago.

Additional risks that might cause FHLBank’s results to differ from these forward-looking statements are provided in detail in FHLBank’s filings with the SEC, which are available at www.sec.gov.

All forward-looking statements contained in this announcement are expressly qualified in their entirety by reference to this cautionary notice. The reader should not place undue reliance on such forward-looking statements, since the statements speak only as of the date that they are made, and FHLBank has no obligation and does not undertake publicly to update, revise or correct any forward-looking statement for any reason to reflect events or circumstances after the date of this announcement.

Exhibit 99.1

FHLBANK TOPEKA
Financial Highlights (unaudited)

Selected Financial Data (dollar amounts in thousands):

	06/30/2026	12/31/2025	Change
Financial Position
Liquidity portfolio[1]	$10,007,960	$8,910,137	12.3%
Investment securities	15,229,194	14,834,298	2.7%
Advances	46,952,435	43,667,540	7.5%
Mortgage loans held for portfolio, net	9,584,120	9,351,305	2.5%
Total Assets	82,554,043	77,505,029	6.5%
Deposits	1,169,420	909,553	28.6%
Consolidated obligations, net	76,285,587	71,857,035	6.2%
Total Liabilities	78,064,575	73,317,391	6.5%
Total Capital Stock	2,718,153	2,510,362	8.3%
Retained earnings	1,822,841	1,763,624	3.4%
Total Capital	4,489,468	4,187,638	7.2%

	Three Months Ended			Six Months Ended
	06/30/2026	06/30/2025	Change	06/30/2026	06/30/2025	Change
Results of Operations
Net interest income	$118,854	$139,516	(14.8)%	$251,346	$272,243	(7.7)%
Other income	4,861	2,816	72.6%	9,357	6,336	47.7%
Other expenses	38,001	36,972	2.8%	65,652	62,888	4.4%
Income before assessments	85,714	105,360	(18.6)%	195,051	215,691	(9.6)%
AHP assessments	8,596	10,543	(18.5)%	19,541	21,582	(9.5)%
Net income	77,118	94,817	(18.7)%	175,510	194,109	(9.6)%

Net interest margin	0.55%	0.69%	(0.14)%	0.60%	0.69%	(0.09)%
Return on average equity	6.69%	9.03%	(2.34)%	7.86%	9.44%	(1.58)%
Weighted average dividend rate[2]	8.52%	8.59%	(0.07)%	8.55%	8.70%	(0.15)%
Average SOFR	3.62%	4.32%	(0.70)%	3.64%	4.33%	(0.69)%

1    Includes interest-bearing deposits, securities purchased under agreements to resell, and Federal funds sold.
2    Weighted average dividend rates are dividends paid in cash and stock on both classes of stock divided by the average capital stock eligible for dividends.

Exhibit 99.1

Average Balances and Yields (dollar amounts in thousands):

	Three Months Ended				Six Months Ended
	06/30/2026		06/30/2025		06/30/2026		06/30/2025
	Average Balance	Yield	Average Balance	Yield	Average Balance	Yield	Average Balance	Yield
Interest-earning assets:
Liquidity portfolio[1]	$10,821,809	3.68%	$10,476,528	4.40%	$10,878,135	3.69%	$10,453,137	4.40%
Investment securities[2,3,4]	15,344,784	3.87	14,410,788	5.17	15,150,130	4.18	14,293,301	5.19
Advances[3,4]	50,290,340	3.98	47,245,357	4.66	48,452,434	4.00	45,722,627	4.66
Mortgage loans[5,6]	9,501,971	4.20	9,114,911	4.01	9,438,188	4.20	9,048,965	4.00
Other interest-earning assets	35,000	2.01	35,000	2.01	35,000	2.02	36,380	2.11
Total earning assets	$85,993,904	3.95%	$81,282,584	4.64%	$83,953,887	4.01%	$79,554,410	4.64%

Interest-bearing liabilities:
Deposits	$1,164,074	3.36%	$891,450	4.09%	$1,164,176	3.37%	$879,696	4.10%
Consolidated obligations[3,7]	79,656,570	3.61	75,552,805	4.20	77,759,797	3.63	73,913,559	4.21
Other borrowings	55,058	4.15	45,063	3.38	54,329	3.94	45,405	3.42
Total interest-bearing liabilities	$80,875,702	3.61%	$76,489,318	4.20%	$78,978,302	3.62%	$74,838,660	4.20%

Net interest spread[8]		0.34%		0.44%		0.39%		0.44%

Net interest margin[8]		0.55%		0.69%		0.60%		0.69%

1    Liquidity portfolio includes interest-bearing deposits, securities purchased under agreements to resell, and Federal funds sold.
2    Investment securities include held-to-maturity securities, available-for-sale securities, and trading securities.
3    Interest income/expense and average rates include the effect of associated derivatives that qualify for fair value hedge accounting treatment.
4    Interest income includes prepayment/yield maintenance fees.
5    Credit enhancement fee payments are netted against interest earnings on the mortgage loans.
6    Mortgage loans average balances include outstanding principal for non-performing conventional loans. However, these loans no longer accrue interest.
7    Consolidated obligations are bonds and discount notes that FHLBank is primarily liable to repay.
8    Net interest spread is the difference between the yield on interest-earning assets and the cost of interest-bearing liabilities. Net interest margin is defined as net interest income as a percentage of average earning assets.